Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces First Quarter 2018 Distribution

FORT WORTH, Texas, April 27, 2018 — Kimbell Royalty Partners, LP (NYSE: KRP), a leading owner of oil and natural gas mineral and royalty interests across twenty states, today announced that the Board of Directors of Kimbell Royalty GP, LLC, its general partner, has approved a cash distribution of $0.42 per common unit for the first quarter of 2018.  The distribution will be payable on May 14, 2018 to unitholders of record at the close of business on May 7, 2018.

Kimbell Royalty Partners, LP

Kimbell Royalty Partners, LP (NYSE: KRP) is an oil and gas mineral and royalty variable rate master limited partnership based in Fort Worth, Texas. Kimbell Royalty Partners is managed by its general partner, Kimbell Royalty GP, LLC, and owns mineral and royalty interests in approximately 5.7 million gross acres in twenty states and in nearly every major onshore basin in the continental United States, including ownership in more than 50,000 gross producing wells with over 30,000 wells in the Permian Basin.  To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements.  These forward-looking statements involve risks and uncertainties, including risks relating to our business and the securities markets generally.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission (SEC), available at the SEC’s website at www.sec.gov.  Except as required by law, Kimbell Royalty Partners, LP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard-Lascar Associates

krp@dennardlascar.com

(713) 529-6600

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